Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan and 2000 Equity Incentive Plan of Telik, Inc. of our report dated February 6, 2004, with respect to the financial statements of Telik, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

August 25, 2004